UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☒  Definitive proxy statement.

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☐   Soliciting material pursuant to §240.14a-11(c) of §240.14a-12.

BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Amount Previously Paid:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF DIRECTOR STOCK PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: SELECTION OF AUDITORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE FINANCIAL EXPERTS
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION
Appendix A Director Stock Plan
Appendix B Amended and Restated Charter of the Audit Committee of the Board of Directors
Appendix C Director Independence Standards
Form of Proxy Card

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

March 26, 2004

TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.

     On Wednesday, April 28, 2004, at 9:30 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi. You are cordially invited to attend and participate in the meeting.

     Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about your company and the matters to be addressed at the annual meeting.

     Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

     I look forward to seeing you at this year’s annual meeting.

Sincerely,

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Householding Notice
3. Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT . . . VOTE YOUR PROXY BY INTERNET,
TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING
AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2004

TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.

     The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 28, 2004, at 9:30 a.m. (Central Time) at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, for the following purposes:

(1)	To elect four directors;

(2)	To approve the BancorpSouth, Inc. Director Stock Plan, as amended and restated;

(3)	To ratify the appointment of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 8, 2004 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

March 26, 2004

IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, on April 28, 2004, at 9:30 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 26, 2004.

     If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” approval of the BancorpSouth, Inc. Director Stock Plan, as amended and restated, (iii) “FOR” ratification of the appointment of the accounting firm of KPMG LLP as independent auditors for us and our subsidiaries for the year ending December 31, 2004 and (iv) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.

     Shareholders are encouraged to vote their proxies either by Internet, touch-tone telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you do vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person.

     Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy voted by the Internet or touch-tone telephone has the same validity as one voted by mail. To vote by Internet, you need to access the website www.votefast.com, enter the eleven-digit control number found on the enclosed proxy card and follow the instructions on the website. To vote by touch-tone telephone, call 1-800-542-1160, enter the eleven-digit control number on the enclosed proxy card and follow the instructions. You may vote your proxy by Internet or telephone at anytime until 10:59 p.m. (Central Time) on April 27, 2004, the day prior to the annual meeting, and should not require more than a few minutes to complete. To vote your proxy by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.

     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.

     The close of business on March 8, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value, of which 77,670,770 shares were outstanding and entitled to vote. The common stock is our only outstanding voting stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the shares of common stock entitled to vote in the election at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Nominees

     The Board of Directors has nominated the four individuals named below under the caption “Class III Nominees” for election as directors to serve until the annual meeting of shareholders in 2007, or until their earlier retirement in accordance with the policy of the Board of Directors. Our retirement policy for directors provides that a director not stand for re-election to the Board after reaching his or her 70th birthday, unless the Board determines that BancorpSouth would significantly benefit from such director serving another term due to his or her advice, expertise and influence. At the end of this term, the Board may, in its discretion, re-nominate such person for another term. If the Board does not re-nominate a former director for another term after his or her 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one year term, while being eligible for re-election as a Director Emeritus by the Board annually.

     Each nominee has consented to be a candidate and to serve, if elected.

     The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors.

Class III Nominees — Term Expiring in 2007

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Aubrey B. Patterson	61	Chairman of the Board and Chief Executive Officer of BancorpSouth, Inc. and BancorpSouth Bank	1983

Larry G. Kirk	57	Chairman of the Board and Chief Executive Officer, Hancock Fabrics, Inc., Tupelo, Mississippi (fabric retailer and wholesaler)	2002

Guy W. Mitchell, III	60	Vice President and Attorney at Law, Mitchell, McNutt and Sams, P.A., Tupelo, Mississippi	2003

R. Madison Murphy	46	Director, Murphy Oil Corporation, El Dorado, Arkansas (oil and gas exploration and production); Director, Deltic Timber Corporation, El Dorado, Arkansas (timber production)	2000

Continuing Directors

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated. Shareholders are not voting on the election of the Class II and Class I directors listed below. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Class II — Term Expiring in 2005

W. G. Holliman, Jr.	66	Chairman of the Board and Chief Executive Officer, Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1994

James V. Kelley	54	Chief Operating Officer and President of BancorpSouth, Inc. and BancorpSouth Bank; Chairman of the Board, President and Chief Executive Officer, First United Bancshares, Inc., El Dorado, Arkansas (bank holding company) (1987-2000)	2000

Turner O. Lashlee	67	Chairman of the Board, Lashlee-Rich, Inc., Humboldt, Tennessee (general construction, construction management and retail building materials supplier)	1992

Alan W. Perry	56	Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy, PLLC, Jackson, Mississippi	1994

Class I — Term Expiring in 2006

Hassell H. Franklin	68	Chief Executive Officer, Franklin Corp., Houston, Mississippi (furniture manufacturer)	1974

Robert C. Nolan	62	Chairman of the Board, Deltic Timber Corporation, El Dorado, Arkansas (timber production); Managing Partner, Munoco Company, El Dorado, Arkansas (oil and gas exploration and production)	2000

W. Cal Partee, Jr.	59	Partner, Partee Flooring Mill, Oil and Timber Investments, Magnolia, Arkansas (oil and lumber production)	2000

Travis E. Staub	71	Consultant, Fulton, Mississippi (construction and engineering); Vice Chairman, JESCO, Inc., Fulton, Mississippi (construction and engineering) (1994-2003)	1975

     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years, unless otherwise indicated. Messrs. Murphy and Nolan are first cousins.

The Board of Directors recommends that shareholders vote
“FOR” each of the Class III nominees.

PROPOSAL 2: APPROVAL OF DIRECTOR STOCK PLAN

     The New York Stock Exchange (the “NYSE”) recently adopted rules that generally require shareholder approval of new and certain existing equity compensation plans. Our management has reviewed our equity compensation plans that have not been approved by shareholders and determined that each plan may continue to be used after our 2004 annual meeting of shareholders without obtaining shareholder approval, except for the BancorpSouth, Inc. Director Stock Plan (the “Director Plan”). When we established the Director Plan in 1998, the NYSE rules did not require shareholder approval of plans that were funded with shares acquired through open market purchases, such as our existing Director Plan. The recently adopted NYSE rules require that we amend the Director Plan and submit it to shareholders for their approval to continue to use the plan. On January 28, 2004, the Board of Directors adopted an amendment and restatement of the Director Plan, subject to the approval of our shareholders. The Director Plan provides for the payment of at least 50% of a director’s compensation in the form of our common stock. We are asking you to approve the Director Plan so that we can continue to use it in compliance with the NYSE rules.

     If our shareholders at the annual meeting approve the Director Plan, it will become effective without further action as of the date of the approval and will continue until April 27, 2014, unless the Board of Directors terminates it earlier. The Director Plan is described below. The description is qualified in its entirety by reference to the full text of the Director Plan, which is attached as Appendix A to this Proxy Statement.

Purpose of the Director Plan

     We established the Director Plan to provide for payment of a director’s compensation in the form of our common stock. The Director Plan is intended to increase shareholder value and our success by more closely aligning our directors’ interests with those of our shareholders. If our shareholders at the annual meeting do not approve the amended and restated Director Plan, we effectively will not be able to continue the use of the Director Plan to pay director compensation in the form of our common stock. In such event, the amended and restated Director Plan will not take effect, but we may consider alternative methods to increase our directors’ ownership of our common stock so that our directors’ interests are more closely aligned with those of our shareholders.

Description of Amendments to Director Plan

     The material terms of the amendments to the Director Plan are as follows:

     Fixed Number of Shares. Under the amended and restated Director Plan, the maximum aggregate number of shares of our common stock that may be issued pursuant to the plan is 500,000 shares. Placing a limit upon the number of shares available under the Director Plan is necessary for it to comply with the NYSE rules. If the Director Plan continued without a limit on the number of shares available, then the NYSE rules require that shareholders approve each grant under the plan. This would render the plan impracticable to use to compensate our directors for the meetings that they attend. Therefore, we believe that in order for us to continue to use the Director Plan, a limit must be placed upon the number of shares available under the plan.

     Limit on Term of the Director Plan. The amended and restated Director Plan has a term of 10 years. If approved by our shareholders, the Director Plan will remain in effect until April 27, 2014, unless our Board of Directors terminates it earlier. Under the NYSE rules, a plan that provides for automatic grants to directors pursuant to a formula, as does the Director Plan, must have a term of not more than 10 years. If the Director Plan remains in its current form, the plan would have no term limit and would require shareholder approval each time an automatic grant of our common stock is made under the plan. Therefore, we believe that amending the Director Plan to limit its term to 10 years is necessary in order to continue the use of the Director Plan.

Operation of the Director Plan

     The Executive Compensation and Stock Incentive Committee administers the Director Plan. Each member of the Board of Directors of BancorpSouth and BancorpSouth Bank (the “Bank”) who is not also an officer or employee (each, a “non-management director”) of BancorpSouth and the Bank, respectively, shall be eligible to participate in the Director Plan during the period in which they serve in such position.

     During the term of the Director Plan, 50% of the director fees paid to each non-management director from time to time for attendance at a meeting of our Board of Directors, the Board of Directors of the Bank, and committees thereof, will be payable in shares of our common stock as determined by reference to the price of our common stock on the NYSE (or the exchange on which the common stock is generally traded at that time) with respect to the period for which the price of our common stock is being determined.

     The remainder of the director fees for each non-management director will be paid in the form of our common stock or, if elected by the director, in the form of cash. With respect to the portion of the director fees that the director elects to receive in the form of cash, the director may elect to defer the receipt of such payment pursuant to the terms of the amended and restated Deferred Directors’ Fee Unfunded Plan of BancorpSouth, Inc. (the “Fee Deferral Plan”). If a director does not execute a written election to receive payment of his or her director’s fees in cash and in the manner specified by BancorpSouth, the non-management director will receive full payment of the remainder of his or her director fees in the form of our common stock.

Amendment and Termination of the Director Plan

     The Board of Directors may amend or terminate the Director Plan at any time; provided, however, that any such amendment or termination will not effect the rights of a director of BancorpSouth or the Bank with respect to our common stock theretofore payable under the Director Plan. NYSE rules also require that our shareholders approve any material amendment to the Director Plan. The Director Plan will continue until April 27, 2014, unless the Board of Directors terminates it earlier.

Federal Income Tax Consequences

     A director will recognize ordinary income on the fair market value of the shares of our common stock he or she receives under the Director Plan when these shares are granted. Any subsequent gain or loss on the sale of these shares of common stock is subject to capital gains tax treatment. Reduced capital gains rates apply if these shares of common stock are held for at least 12 months after the shares are paid. A further capital gains rate reduction is available if these shares of common stock are held for five years. If a director elects to receive a portion of his fees in the form of cash and elects to defer the receipt of this cash payment under the Fee Deferral Plan, the director will recognize ordinary income on the deferred fees when the fees are eventually paid to him or her under the Fee Deferral Plan.

     BancorpSouth generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income a director recognizes at the same time the income is recognized by the director.

     The federal income tax consequences described in this section are based on United States laws and regulations in effect on March 26, 2004, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Awards Granted to Certain Individuals and Groups

     Awards that will be issued under the Director Plan will be determined based on several factors that will change from time to time, including the amount of director compensation awarded, the market value of our common stock and a director’s election to receive a portion of his or her director compensation in cash. As a result, awards under the Director Plan cannot now be determined.

Vote Required

     Approval of the Director Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote on the proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “against” this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares if your broker is a NASD or NYSE member organization.

The Board of Directors recommends that shareholders vote “FOR” Approval of the
BancorpSouth, Inc. Director Stock Plan, as amended and restated.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.

			Number of shares
	Number of shares		remaining
	to be issued upon	Weighted-average	available for future
	exercise of outstanding	exercise price of outstanding	issuance under equity
Equity Compensation Plans:	options and rights	options and rights	compensation plans (1)
Approved by security holders (2)	2,649,634	$17.60	3,617,228
Not approved by security holders (3)	105,332 (4)	— (5)	116,702
Total	2,754,966	$17.60	3,733,930

(1)	Excludes shares to be issued upon exercise of outstanding options and rights.

(2)	The plans that have been approved by our shareholders include the 1990 Stock Incentive Plan, the 1994 Stock Incentive Plan and the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

(3)	The plans that have not been approved by our shareholders include the Director Plan, the 1998 Stock Option Plan, the Stock Bonus Agreement with Aubrey B. Patterson, the Stock Bonus Agreement with James V. Kelley, an agreement between Robert M. Althoff and BancorpSouth Bank and an agreement between Dabbs Cavin and BancorpSouth Bank. The Director Plan is being submitted to the shareholders for approval at our 2004 annual shareholders meeting.

(4)	Includes 56,000 shares held in escrow under the Stock Bonus Agreement with Mr. Patterson, 40,000 shares held in escrow under the Stock Bonus Agreement with Mr. Kelley and 9,332 shares to be issued under the agreements with Mr. Althoff and Mr. Cavin.

(5)	Does not reflect shares held in escrow or shares to be issued under the agreements with Mr. Patterson, Mr. Kelley, Mr. Althoff and Mr. Cavin because they have no exercise price.

     The material features of our equity compensation plans that have not been approved by our shareholders are described below. These descriptions are qualified in their entirety by reference to the plan documents that have been filed with the Securities and Exchange Commission (“SEC”) from time to time.

BancorpSouth, Inc. Director Stock Plan

     We established the Director Plan to provide for payment of at least 50% of a director’s compensation in the form of our common stock to more closely align the interests of directors with those of our shareholders. Amounts in the table above do not reflect any shares to be issued or remaining for issuance under the Director Plan because we have historically funded the plan with shares acquired through open market purchases. The existing Director Plan operates as described above under “Proposal 2: Approval of Director Stock Plan,” except for the amendments described.

     Because of recent NYSE rule changes, we have proposed that our shareholders approve the Director Plan, as amended and restated, at our 2004 annual meeting of shareholders. The Director Plan, as amended and restated, is discussed above under “Proposal 2: Approval of Director Stock Plan.” If our shareholders at the annual meeting do not approve the amended and restated Director Plan, we effectively will not be able to continue the use of the Director Plan to pay director compensation in the form of our common stock. In such event, the amended and restated Director Plan will not take effect, but we may consider alternative methods to increase our directors’ ownership of our common stock so that our directors’ interests are more closely aligned with those of our shareholders.

BancorpSouth, Inc. 1998 Stock Option Plan

     We established the BancorpSouth, Inc. 1998 Stock Option Plan (the “1998 Stock Option Plan”) to provide equity-based awards to certain employees, former employees and independent contractors and to replace equity-based awards held by former employees of banks that we acquire through mergers or acquisitions. The plan is administered by the Executive Compensation and Stock Incentive Committee and will continue until terminated by our Board of Directors. The Executive Compensation and Stock Incentive Committee has the power to grant stock options or restricted stock under the plan.

     The exercise price of a stock option awarded under this plan generally will not be less than 100% of the fair market value of a share of common stock on the date it is granted. We have reserved 235,000 shares for issuance under the plan. As of December 31, 2003, 116,702 shares were available for issuance under the 1998 Stock Option Plan. An option will be exercisable on any date established by the Executive Compensation and Stock Incentive Committee or provided for in a stock option agreement, but in no event will it be exercisable after the expiration of 10 years from the date it was granted or five years if the option is granted to a shareholder who holds more than 10% of our common stock. All incentive options will terminate on the date the participant’s employment with BancorpSouth terminates, except as otherwise provided in a participant’s stock option agreement with respect to termination of employment, death, disability or a change in control of BancorpSouth. If the stock option agreement with a participant does not address the effect of a change in control of BancorpSouth, then all outstanding stock options and shares of restricted stock will vest, and these outstanding stock options will become exercisable, immediately prior to the change in control.

Individual Compensation Arrangements

     We have individual compensation arrangements with some of our executives and employees. Each of these arrangements are similar in that we award shares of our common stock to these executives and employees that are incrementally released upon the attainment of specified performance goals. Each of these arrangements are described below.

     For Mr. Patterson’s services, we awarded him 126,000 shares of our common stock which were placed in escrow pursuant to a Stock Bonus Agreement, dated as of January 30, 1998 and amended as of January 30, 2000 and January 31, 2001 (the “1998 Stock Bonus Agreement”). For Mr. Kelley’s services and to replace his Severance Agreement with First United Bancshares, Inc., we awarded him 100,000 shares of our common stock which were placed in escrow pursuant to a Stock Bonus Agreement, dated as of April 16, 2000 and amended as of July 24, 2000 (the “2000 Stock Bonus Agreement”). If we achieve either a 0.9% return on average assets or a 12.825% return on average equity in our prior fiscal year, 14,000 shares are released from escrow to Mr. Patterson on April 1 of each year through 2007, and 20,000 shares are released from escrow to Mr. Kelley on August 31 of each year through 2005. If we do not achieve these performance criteria, then Mr. Patterson’s and Mr. Kelley’s shares will continue to be held in escrow until the earlier of termination or expiration of the term of the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, respectively. Upon the expiration of the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, the remaining shares held in escrow will be released to Mr. Patterson and Mr. Kelley, respectively, unless we terminate the agreement prior to its expiration. Mr. Patterson and Mr. Kelley have no right to transfer shares that are held in escrow, but are entitled to vote the shares as well as receive all dividends paid on the shares held in escrow. In consideration for the award of these shares, Mr. Patterson agreed to a non-competition covenant for two years from the date of termination of the 1998 Stock Bonus Agreement, unless Mr. Patterson terminates the 1998 Stock Bonus Agreement after a change in control of BancorpSouth. In consideration for the award of these shares, Mr. Kelley agreed to a non-competition covenant until April 16, 2005, unless Mr. Kelley terminates the 2000 Stock Bonus Agreement sooner after a change in control of BancorpSouth. If Mr. Patterson or Mr. Kelley terminates his employment after a change in control of BancorpSouth, Mr. Patterson or Mr. Kelley, respectively, will be entitled to receive all of the shares held in escrow. Also, Mr. Patterson agreed not to solicit for employment any of our employees for two years after termination of the 1998 Stock Bonus Agreement, and Mr. Kelley agreed not to solicit for employment any of our employees until April 16, 2005.

     In return for Robert M. Althoff’s and Dabbs Cavin’s services and to replace their respective Executive Services Agreements with Pinnacle Bancshares, Inc., BancorpSouth Bank employed Mr. Althoff and Mr. Cavin as of the close of business on February 28, 2002 through December 31, 2004 pursuant to agreements dated as of November 14, 2001. We awarded Mr. Althoff 20,000 shares of our common stock pursuant to his respective agreement, and we awarded Mr. Cavin 8,000 shares of our common stock pursuant to his respective agreement. The shares awarded to Mr. Althoff vest in increments of 6,667, 6,667 and 6,666 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004, respectively, assuming that certain performance criteria are achieved. The shares awarded to Mr. Cavin vest in increments of 2,667, 2,667 and 2,666 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004, respectively, assuming that certain performance criteria are achieved. If these performance criteria are not achieved for any such year, the shares that would have been released will be carried over to a subsequent calendar year and become subject to release to Mr. Althoff or Mr. Cavin, respectively, in a subsequent year if the performance criteria are attained. Upon the expiration of the agreement, the remaining shares will be released to Mr. Althoff or Mr. Cavin, respectively, unless we terminate the agreement prior to its expiration. Mr. Althoff and Mr. Cavin have no right to transfer shares until they are awarded to them, but are entitled to vote the shares as well as receive all dividends paid with respect thereto. Upon a change in control of BancorpSouth, all shares that have not vested will be released. In consideration for the award of these shares, Mr. Althoff and Mr. Cavin agreed to anti-piracy and non-competition covenants for a period commencing on the date of their respective termination until December 31, 2004 if we terminate their respective employment for cause or they voluntarily terminate their respective employment. Also, Mr. Althoff and Mr. Cavin agreed to non-solicitation covenants for the same period if we terminate their respective employment for cause, we terminate their respective employment without cause or they voluntarily terminate their respective employment.

PROPOSAL 3: SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected the accounting firm of KPMG LLP as independent auditors of BancorpSouth and its subsidiaries for the year ending December 31, 2004, subject to the approval of our shareholders. This firm has served as our independent auditors since 1973.

     In addition to rendering audit services for the year ended December 31, 2003, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2003 and December 31, 2002 were as follows:

	2003	2002
Audit Fees (1)	$457,650	$395,750
Audit-Related Fees (2)	35,000	32,000
Tax Fees (3)	181,365	168,500
All Other Fees (4)	—	37,623

Total	$674,015	$633,873

(1)	The Audit Fees for the years ended December 31, 2003 and 2002 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, subsidiary audits, equity investment audits and other required procedures to be performed by the independent auditor in order to form an opinion on our consolidated financial statements.

(2)	The Audit-Related Fees for the years ended December 31, 2003 and 2002 consisted principally of fees for audits of financial statements of certain employee benefit plans.

(3)	Tax Fees for the years ended December 31, 2003 and 2002 consisted of fees for tax consultation and tax compliance services.

(4)	All other fees for the year ended December 31, 2002 consisted of information technology and information security consulting services.

     All audit and non-audit services performed by KPMG LLP must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by KPMG LLP prior to their engagement to perform such services. The Audit Committee has adopted no other pre-approval policies or procedures.

     The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote is needed to ratify the appointment of KPMG LLP as auditors of BancorpSouth and its subsidiaries for the year ending December 31, 2004. If the appointment is not approved, the matter will be referred to the Audit Committee for further review. Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote “FOR”
ratification of the appointment of KPMG LLP as independent auditors.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

     During 2003, our Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which such director served. The Board of Directors has established the standing committees described below. BancorpSouth encourages its board members to attend the annual meeting of shareholders. Last year, all of our directors attended the 2003 annual meeting of shareholders.

     The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs except those matters enumerated in the Executive Committee Charter. Generally, the Executive Committee meets monthly. The Executive Committee held 10 meetings during 2003. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Holliman, Kelley, Lashlee, Nolan and Staub.

     The Audit Committee is responsible for, among other things, monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls; monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank; evaluating the independence and qualifications of our independent auditors; evaluating the performance of our independent auditors and our internal auditing department; providing an avenue of communication among the independent auditors, management, our internal audit department, our subsidiaries and our Board of Directors; and selecting, engaging, overseeing, evaluating and determining the compensation of our independent auditors. The Audit Committee is currently composed of Messrs. Kirk (Chairman), Mitchell and Murphy, each of whom the Board of Directors has determined are independent under the listing standards of the NYSE. This committee met 15 times during 2003. A copy of the Charter of the Audit Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance” and is attached to this Proxy Statement as Appendix B.

     The Executive Compensation and Stock Incentive Committee reviews and determines, together with our other independent directors, the salary, benefits and other compensation of our chief executive officer and makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our other executive officers. The committee also administers our Director Plan, Home Office Incentive Plan, 1990 and 1994 Stock Incentive Plans, the 1998 Stock Option Plan and the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Executive Incentive Plan”). The current members of this committee are Messrs. Staub (Chairman), Holliman and Lashlee, each of whom the Board of Directors has determined are independent under the listing standards of the NYSE. This committee met three times during 2003. A copy of the Charter of the Executive Compensation and Stock Incentive Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.”

     The Nominating Committee recommends to the Board of Directors nominees for election to the Board and for appointment to its committees. The committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles. The current members of this committee are Messrs. Franklin (Chairman), Holliman, Lashlee, Nolan and Staub, each of whom the Board of Directors has determined are independent under the listing standards of the NYSE. The Nominating Committee met four times during 2003. A copy of the Charter of the Nominating Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.”

Executive Sessions

     In order to promote open discussion among the non-management directors, we have scheduled regular executive sessions in which those directors meet without management participation. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee will preside at these meetings. The current chairman of the Nominating Committee is Mr. Franklin.

Communications with the Board

     You may send communications to the presiding director, the board or any individual director by writing to the Board of Directors or such individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee and all other written communications to the individual directors to whom they are addressed.

Director Independence

     The Board of Directors on an annual basis reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards. The Director Independence Standards are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance” and are attached to this Proxy Statement as Appendix C. The Board of Directors has determined that each of Messrs. Franklin, Holliman, Kirk, Lashlee, Mitchell, Murphy, Nolan, Partee and Staub meets these standards and is independent from BancorpSouth, representing a majority of the Board members.

Compensation of Directors

     Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $6,000, and are paid a meeting fee of $1,500 for each regular or special meeting attended. However, the meeting fee is reduced to $1,000 for meetings that are held on the same day as meetings of the Board of Directors of the Bank. Members of the Executive Committee receive a fee of $1,100 for each committee meeting attended. Members of other standing committees receive $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via conference call. Chairmen of standing or special committees of the Board of Directors receive an additional fee of $100 for each meeting attended for serving as such. In addition, each of our directors currently serves on the Board of Directors of BancorpSouth Bank. Each director of BancorpSouth Bank who is not an employee of BancorpSouth Bank is paid $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended. Directors are reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

     If the shareholders approve the Director Plan, at least 50% of the director fees will be paid in the form of common stock. In addition, the remaining portion of the director fees will be paid in the form of our common stock or, if elected by the director, in the form of cash. With respect to the portion of the director fees that the director elects to receive in the form of cash, the director may elect to defer the receipt of the cash fee through a compensation deferral arrangement.

     Each of our non-employee directors also participates in our 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the “Directors Option Plan”). The Directors Option Plan provides for the grant of stock options to participating directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant by at least six months, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. Through 1997, each option grant included an award of stock appreciation rights (“SARs”) equal to 50% of the number of shares of common stock subject to the related option. SARs entitle each optionee to receive cash payments from us based on the excess of the fair market value per share of common stock on the date on which an SAR is exercised over the purchase price per share of the underlying option. SARs are exercisable only to the extent that the underlying option is exercisable and terminate when the option terminates. The provisions permitting the future grant of SARs were eliminated effective January 1, 1998, and the annual awards of options were modified to provide that, on May 1 of each year, each participating director will be granted options to purchase 3,600 shares of common stock. Such options become fully vested at the annual meeting of shareholders following the date of grant by at least six months. The Directors Option Plan is administered by our Board of Directors, which may not deviate from the express annual awards provided for in the Directors Option Plan. A total of 384,000 shares of common stock have been reserved for issuance under the Directors Option Plan. As of January 31, 2004, options to purchase 336,764 shares of common stock have been granted under the Directors Option Plan, of which options to purchase 79,620 shares have been exercised.

Director Qualification Standards

     In recommending candidates for the Board of Directors, the Nominating Committee considers each candidate’s qualification as independent, as well as considering diversity, age, ownership, influence, skills such as understanding of financial industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. We have not to date paid any third party fee to assist the Nominating Committee in the director nomination process.

Shareholder Nominees and Proposals

     Nominees. The Nominating Committee considers suggestions for possible nominees for the Board of Directors from many sources, including shareholders. The Charter of the Nominating Committee provides that the Nominating Committee will consider nominees proposed by our shareholders to serve on the Board of Directors if they are properly submitted in accordance with our Amended and Restated Bylaws. A nomination will be properly submitted if written notice is delivered to our Chief Executive Officer not earlier than the date which is 120, nor later than 90, calendar days prior to the first anniversary of the date on which we first mailed our proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. The written notice shall contain the information set forth in the following subsection entitled “Proposals.” Any shareholder who proposes a nominee must consent to our disclosure of his, her or the entity’s name in a future proxy statement in connection with the shareholder nomination. The Nominating Committee will consider shareholder nominees on the same basis as any other candidates.

     Proposals. Shareholder proposals intended to be presented at our 2005 annual meeting of shareholders must be received by us at our executive offices, located at the address listed below, not later than November 26, 2004 in order for the proposal to be included in our Proxy Statement and proxy card.

     Shareholder proposals submitted after November 26, 2004 will not be included in our Proxy Statement or proxy card, but may be included in the agenda for our 2005 annual meeting if submitted in accordance with the following. Shareholders who wish to nominate a candidate for election to our Board of Directors (other than the candidates proposed by our Board of Directors or the Nominating Committee) or propose any other business at the 2005 annual meeting must deliver written notice to our Corporate Secretary at the address below not earlier than November 26, 2004 nor later than February 10, 2005. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. Our Nominating Committee will consider shareholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the requirements described in the following paragraph.

     A shareholder’s written notice submitted to our Corporate Secretary nominating candidates for election to the Board of Directors or proposing other business must include: (i) the name and address of the shareholder, (ii) the class and number of shares of common stock held of record and beneficially owned by such shareholder, (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on our stock transfer books, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders, (vi) any personal or other material interest of the shareholder in the business to be submitted, (vii) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     The individuals named as proxies on the proxy card for our 2005 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our Proxy Statement for the 2005 annual meeting, unless we receive notice of the matter(s) to be proposed by February 10, 2005. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports as required for 2003.

     Based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2003, except that we have been advised that Mr. Perry failed to report timely the exercise of a stock option in the amount of 2,300 shares of our common stock and that Gary R. Harder failed to timely report the exercise of a stock option in the amount of 3,000 shares of our common stock and the subsequent sale of those shares in January 2003. Each of these transactions was subsequently reported.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 2004, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) all directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table set forth below in the section captioned “EXECUTIVE COMPENSATION” and (iv) all our directors and executive officers as a group.

	Shares Beneficially		Percentage
	Owned (1)		of Class
BancorpSouth, Inc. Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804	6,277,975		8.05%
Harry R. Baxter	55,141	(2)	*
W. Gregg Cowsert	101,077	(3)	*
Hassell H. Franklin	1,038,306	(4)	1.33
W. G. Holliman, Jr.	593,006	(5)	*
James V. Kelley	295,708	(6)	*
Larry G. Kirk	10,512	(7)	*
Turner O. Lashlee	80,341	(8)	*
Guy W. Mitchell, III	16,732		*
R. Madison Murphy	543,711	(9)	*
Robert C. Nolan	604,231	(10)	*
W. Cal Partee, Jr.	289,412	(11)	*
Aubrey B. Patterson	803,333	(12)	1.03
Alan W. Perry	57,582	(13)	*
Michael L. Sappington	143,041	(14)	*
Travis E. Staub	81,087	(15)	*
All directors and executive officers as a group (21 persons)	5,131,550		6.58

*	Less than 1%.

(1)	Beneficial ownership is deemed to include shares of common stock which an individual has a right to acquire within 60 days after January 31, 2004, including upon the exercise of options granted under our 1990 and 1994 Stock Incentive Plans and the Directors Option Plan. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in our Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the “401(k) Plan”) and in individual retirement accounts for which the shareholder can direct the vote.

(2)	Includes 37,076 shares owned by Mr. Baxter’s wife, of which Mr. Baxter disclaims beneficial ownership.

(3)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 83,000 shares of our common stock.

(4)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 29,124 shares of our common stock.

(5)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 15,600 shares of our common stock, and 120,731 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.

(6)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 157,212 shares of our common stock, and 40,000 shares beneficially owned by Mr. Kelley pursuant to the 2000 Stock Bonus Agreement, over which he exercises voting power.

(7)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 3,600 shares of our common stock.

(8)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 29,125 shares of our common stock.

(9)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 7,200 shares of our common stock, 15,337 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 776 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor nephew, of which Mr. Murphy disclaims beneficial ownership, 16,535 shares held in trusts of which other persons are the trustees for the benefit of Mr. Murphy’s minor children, of which Mr. Murphy disclaims beneficial ownership, 10,020 shares owned by Mr. Murphy’s wife, of which Mr. Murphy disclaims beneficial ownership, 59,649 shares beneficially owned in trusts of which Mr. Murphy is not a trustee but has residuary interests, and 298,861 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member.

(10)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 7,200 shares of our common stock, 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership, and 416,194 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of nieces, nephews, children and lineal descendants of the four co-trustees, of which Mr. Nolan disclaims beneficial ownership.

(11)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 7,200 shares of our common stock, 330 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, and 5,208 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership.

(12)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 402,618 shares of our common stock, and 56,000 shares beneficially owned by Mr. Patterson pursuant to the 1998 Stock Bonus Agreement, over which he exercises voting power.

(13)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 31,424 shares of our common stock, and 2,315 shares owned by the estate of Mr. Perry’s father of which Mr. Perry is co-executor of the estate, 1,157 shares of which Mr. Perry disclaims beneficial ownership.

(14)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 105,000 shares of our common stock.

(15)	Includes options exercisable as of January 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 24,324 shares of our common stock, and 12,601 shares owned by Mr. Staub’s wife, of which Mr. Staub disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for each of the last three years with respect to (i) the Chief Executive Officer and (ii) our four other most highly compensated executive officers whose total salary and bonus for 2003 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
				Other	Restricted	Securities			All Other
				Annual	Stock	Underlying	LTIP		Compen-
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts		sation (1)
Aubrey B. Patterson	2003	$593,242	$640,701	—	—	75,000/--	$259,840	(2)	$10,000
Chairman and Chief	2002	565,000	870,100	—	—	75,000/--	274,400	(2)	8,500
Executive Officer of	2001	525,000	291,375	—	—	75,000/--	206,500	(2)	8,500
BancorpSouth and BancorpSouth Bank

James V. Kelley	2003	$391,118	$316,806	—	—	32,000/--	$431,000	(3)	$10,000
President and Chief	2002	372,488	430,224	—	—	30,000/--	411,000	(3)	8,500
Operating Officer of	2001	346,500	128,205	—	—	30,000/--	324,200	(3)	8,500
BancorpSouth and BancorpSouth Bank

Michael L. Sappington	2003	$298,064	$155,366	—	—	13,000/--	$—		$10,000
Executive Vice President of	2002	285,219	224,217	—	—	12,000/--	—		8,500
BancorpSouth and	2001	266,560	78,902	—	—	15,000/--	—		8,500
Vice Chairman of BancorpSouth Bank

W. Gregg Cowsert	2003	$258,288	$169,179	—	—	13,000/--	$—		$10,000
Executive Vice President of	2002	247,165	142,738	—	—	12,000/--	—		8,500
BancorpSouth and	2001	232,080	68,696	—	—	15,000/--	—		8,500
Vice Chairman of BancorpSouth Bank

Harry R. Baxter (4)	2003	$257,742	$139,181	—	—	--/--	$—		$10,000
Executive Vice President of	2002	249,026	191,750	—	—	--/--	—		8,500
BancorpSouth and	2001	232,735	68,890	—	—	--/--	—		8,500
Vice Chairman of BancorpSouth Bank

(1)	These amounts represent matching contributions by us under the 401(k) Plan.

(2)	Pursuant to the terms of our 1998 Stock Bonus Agreement with Mr. Patterson, a total of 126,000 shares of common stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2002 and the appropriate number of shares were released from escrow in 2003. For a description of the other material terms of the 1998 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2003, 56,000 shares remained restricted, subject to achievement of performance criteria. At December 31, 2003, the value of these 56,000 restricted shares under the 1998 Stock Bonus Agreement was $1,328,320 (based upon the closing sale price of the common stock of $23.72 as reported on the New York Stock Exchange on December 31, 2003).

(3)	Pursuant to the terms of our 2000 Stock Bonus Agreement with Mr. Kelley, 100,000 shares of common stock were awarded to Mr. Kelley on August 31, 2000, subject to release from escrow of 20,000 shares on August 31 in each of 2001 through 2005 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2002 and the appropriate number of shares were released from escrow during 2003. For a description of the other material terms of the 2000 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2003, 40,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2003, the value of these 40,000 restricted shares under the 2000 Stock Bonus Agreement was $948,800 (based upon the closing sale price of the common stock of $23.72 as reported on the New York Stock Exchange on December 31, 2003).

(4)	Mr. Baxter retired from BancorpSouth effective as of January 31, 2004.

Stock Option Grants

     The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 2003.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at
					Assumed Annual Rates of
	Number of				Stock Price Appreciation
	Securities Underlying	Percent of Total Options Granted	Exercise or		for Option Term (3)
	Options	to Employees in	Base Price	Expiration
Name	Granted (1)	Fiscal Year	Per Share (2)	Date	5%	10%
Aubrey B. Patterson	75,000/--	18.61%	$23.51	10-31-13	$1,108,900	$2,810,170
James V. Kelley	32,000/--	7.94	23.51	10-31-13	473,130	1,199,000
Michael L. Sappington	13,000/--	3.23	23.51	10-31-13	192,210	487,100
W. Gregg Cowsert	13,000/--	3.23	23.51	10-31-13	192,210	487,100
Harry R. Baxter	--/--	—	—	—	—	—

(1)	Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In the event of death, disability or retirement, the options terminate three months after retirement or 12 months after death or disability and in any event, upon their expiration date. However, in the event that we cease to employ an employee for any reason other than death, disability or retirement, the options held by that employee terminate immediately. Any unexercisable options become fully exercisable in the event of a change in control of BancorpSouth. Each option provides, among other things, that the recipient will not compete with us for two years after the employee’s voluntary termination of employment.

(2)	Represents the fair market value on the date of grant. The exercise price for options is payable in cash or by delivery of shares of common stock with a fair market value equal to the exercise price for the shares purchased, or by any other method approved by the Executive Compensation and Stock Incentive Committee.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the common stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the common stock and the date on which the options are exercised.

Option/SAR Exercises and Year-End Values

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 2003 and with respect to unexercised options and SARs at December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

					Value of Unexercised
			Number of Securities Underlying		In-The-Money
	Shares		Unexercised Options/SARs		Options/SARs at
	Acquired On	Value	At Fiscal Year-End (1)		Fiscal Year-End (2)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Aubrey B. Patterson	138,000	$1,684,635	442,618	150,000	$3,095,913	$448,250
James V. Kelley	—	—	157,212	62,000	1,512,556	179,720
Michael L. Sappington	—	—	122,000	26,000	936,398	80,150
W. Gregg Cowsert	—	—	93,000	26,000	690,278	80,150
Harry R. Baxter	53,000	215,391	—	—	—	—

(1)	Prior to 1997, options represented two-thirds of annual awards and SARs represented one-third. There were no SARs granted during 2003. There are no freestanding SARs.

(2)	Based upon the closing sale price of the common stock of $23.72 per share, as reported on the New York Stock Exchange on December 31, 2003, less the exercise price for the options/SARs.

Long-Term Incentive Plan Awards

     The following table provides certain information regarding long-term incentive plan (“LTIP”) awards made to the Named Executive Officers during 2003.

Long-Term Incentive Plans – Awards in Last Fiscal Year

	Number Of		Estimated Future Payouts Under
	Shares, Units Or Other	Performance Or Other Period Until	Non-Stock Price-Based Plans
Name	Rights	Maturation or Payout	Threshold	Target (1)		Maximum
Aubrey B. Patterson	14,000 (2)	1 year	N/A	56,000	(3)	N/A
James V. Kelley	20,000 (4)	1 year	N/A	40,000	(5)	N/A
Michael L. Sappington	—	—	—	—		—
W. Gregg Cowsert	—	—	—	—		—
Harry R. Baxter	—	—	—	—		—

(1)	If the performance criteria are met for the applicable performance period, the target payout for that period will be awarded. There are no threshold or maximum levels.

(2)	Pursuant to the terms of our 1998 Stock Bonus Agreement with Mr. Patterson, a total of 126,000 shares of common stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2002 and the appropriate number of shares were released from escrow in 2003. For a description of the other material terms of the 1998 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2003, 56,000 shares remained restricted, subject to achievement of performance criteria. At December 31, 2003, the value of these 56,000 restricted shares under the 1998 Stock Bonus Agreement was $1,328,320 (based upon the closing sale price of the common stock of $23.72 as reported on the New York Stock Exchange on December 31, 2003).

(3)	Represents number of shares of common stock to be released after 2003 under the 1998 Stock Bonus Agreement if we achieve certain performance criteria or if the term of the 1998 Stock Bonus Agreement expires.

(4)	Pursuant to the terms of our 2000 Stock Bonus Agreement with Mr. Kelley, 100,000 shares of common stock were awarded to Mr. Kelley on August 31, 2000, subject to release from escrow of 20,000 shares on August 31 in each of 2001 through 2005 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2002 and the appropriate number of shares were released from escrow during 2003. For a description of the other material terms of the 2000 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2003, 40,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2003, the value of these 40,000 restricted shares under the 2000 Stock Bonus Agreement was $948,800 (based upon the closing sale price of the common stock of $23.72 as reported on the New York Stock Exchange on December 31, 2003).

(5)	Represents number of shares of common stock to be released after 2003 under the 2000 Stock Bonus Agreement if we achieve certain performance criteria or if the term of the 2000 Stock Bonus Agreement expires.

Pension Plans

     We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service (the “Retirement Plan”). Benefits under the Retirement Plan are based primarily on average final compensation, years of service and year of retirement. For 2003, the maximum annual benefit limitation under the Internal Revenue Code (the “Code”) with respect to the Retirement Plan was $160,000 and the maximum amount of considered annual compensation was $200,000.

     We also have adopted a non-qualified, unfunded supplemental pension program for certain officers and executives (the “Deferred Compensation Plan”), which provides retirement benefits for certain salaried employees in excess of the maximum benefit accruals for qualified plans which are permitted under the Code. We provide the benefits under the Deferred Compensation Plan on a non-contributory basis.

     The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan and the Deferred Compensation Plan (including a restoration plan amendment that became effective on January 1, 1994), based on compensation that is covered under the plans and years of service with us and our subsidiaries.

Retirement Plan and Deferred Compensation Plan

	Years of Service at Retirement
Average Annual
Compensation	15	20	25	30	35
$200,000	$64,713	$76,284	$87,855	$99,426	$110,997
300,000	99,213	117,284	135,355	153,426	171,497
400,000	133,713	158,284	182,855	207,426	231,997
500,000	168,213	199,284	230,355	261,426	292,497
600,000	202,713	240,284	277,855	315,426	352,997
700,000	237,213	281,284	325,355	369,426	413,497
800,000	271,713	322,284	372,855	423,426	473,997
900,000	306,213	363,284	420,355	477,426	534,497
1,000,000	340,713	404,284	467,855	531,426	594,997
1,100,000	355,713	419,284	482,855	546,426	609,997
1,200,000	370,713	434,284	497,855	561,426	624,997
1,300,000	385,713	449,284	512,855	576,426	639,997
1,400,000	400,713	464,284	527,855	591,426	654,997
1,500,000	415,713	479,284	542,855	606,426	669,997

     A participant’s annual retirement benefits payable under the Retirement Plan are based upon the average monthly compensation (including the aggregate amount of all bonuses and commissions earned during the year divided by 12) for the five consecutive calendar years during which the employee earned the most compensation during his or her employment. Benefits payable under the Deferred Compensation Plan are based upon the monthly average of all compensation and bonuses paid to the covered employee during the 36 months immediately before his or her retirement and are paid to the retired employee (or upon his or her death, to his or her designated beneficiary) in equal monthly installments over a period of 10 years. Benefits under the Retirement Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of the Retirement Plan and the Deferred Compensation Plan are not subject to any deduction for Social Security or any other offsets.

     The compensation for each of the Named Executive Officers covered by the Retirement Plan and Deferred Compensation Plan (which includes salary and bonuses paid during 2003, even if earned during a prior year) as of December 31, 2003 was: Mr. Patterson, $1,462,040; Mr. Kelley, $820,480; Mr. Sappington, $521,688; Mr. Cowsert, $400,513; and Mr. Baxter, $449,089. The estimated credited years of service for each Named Executive Officer as of December 31, 2003 was: Mr. Patterson, 31 years; Mr. Kelley, 3 years; Mr. Sappington, 26 years; Mr. Cowsert, 14 years; and Mr. Baxter, 35 years. At December 31, 2003, Mr. Kelley had 16 years of credited service and an earned and accrued annual retirement benefit of $43,100 per year under the First United Bancshares, Inc. defined benefit pension plan, which we maintain as it was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000.

Employment Contracts and Change in Control Arrangements

     We have no written employment agreements with any of the Named Executive Officers.

     We have no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation or retirement, except for the Retirement Plan and Deferred Compensation Plan (which are described above) and the arrangements described in the following paragraphs.

     We have entered into an agreement with each of Messrs. Patterson, Kelley, Sappington, Cowsert and Baxter that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause, within 24 months after the change in control. The amount of benefits payable under the agreements is three times the amount of compensation that the officer would otherwise be entitled to receive in the year that the change in control occurs, with respect to Messrs. Patterson and Kelley, and two times such annual compensation, with respect to the other officers. Mr. Baxter’s agreement terminated upon his retirement from BancorpSouth on January 31, 2004.

     Under our 1998 Stock Bonus Agreement with Mr. Patterson and our 2000 Stock Bonus Agreement with Mr. Kelley, if we experience a change in control, each of Messrs. Patterson and Kelley can terminate his agreement and receive all shares of common stock remaining in escrow under his respective Stock Bonus Agreement. We will make additional payments to Messrs. Patterson and Kelley to the extent they become subject to an excise tax under Section 4999 of the Code as a result of the payments under the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, respectively.

     All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Incentive Plan, if we experience a change in control, the Executive Compensation and Stock Incentive Committee will pay the maximum amount payable under the incentive bonus to all participants in the Executive Incentive Plan. This bonus will be paid as soon as practicable following the change in control.

Compensation Committee Interlocks and Insider Participation

     During 2003, the committee of the Board of Directors that performed the functions of a compensation committee and approved stock option grants under our 1994 Stock Incentive Plan was the Executive Compensation and Stock Incentive Committee. The Executive Compensation and Stock Incentive Committee consisted of Travis E. Staub (Chairman), W. G. Holliman, Jr. and Turner O. Lashlee during 2003. None of the members of the Executive Compensation and Stock Incentive Committee has at any time been an officer or employee of BancorpSouth or its subsidiaries. Members of the Executive Compensation and Stock Incentive Committee may, from time to time, have banking relationships in the ordinary course of business with BancorpSouth’s subsidiary, BancorpSouth Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Mr. Holliman has had no other relationship during 2003 requiring disclosure by us. Mr. Lashlee and Mr. Staub had certain transactions with BancorpSouth Bank during 2003 as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” There are no relationships among our executive officers and any entity affiliated with any of the members of the Executive Compensation and Stock Incentive Committee that require disclosure under applicable SEC rules.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Executive Compensation and Stock Incentive Committee pursuant to rules adopted by the SEC that require disclosure with respect to compensation policies applicable to our executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey B. Patterson, our Chief Executive Officer, for 2003. The Executive Compensation and Stock Incentive Committee generally is responsible for establishing and administering our executive compensation policies and programs within the framework of our compensation philosophy. Decisions by the Executive Compensation and Stock Incentive Committee with respect to the compensation of our executive officers are reviewed by the full Board of Directors (excluding directors who are also our employees). A number of factors, including growth, asset quality, competitive position and profitability were compared by the Executive Compensation and Stock Incentive Committee with those of a peer group of other comparably sized banks in determining executive compensation for 2003.

Compensation Policy

     Our compensation strategy seeks to have the management compensation program contribute to the achievement of our objectives. It is intended that this will occur by providing (i) total compensation at a level designed to attract and retain qualified managers, (ii) incentive compensation opportunities that will motivate managers to achieve both our short-term and long-term objectives, (iii) compensation that differentiates pay on the basis of performance and (iv) protection of shareholder interests by requiring us to achieve successful results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses and grants of stock options and restricted stock. Although prior to 1997 we granted SARs in tandem with stock options under the 1994 Stock Incentive Plan, this plan no longer provides for the grant of SARs.

     Base Salary. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive’s position, with an executive’s position within a salary range being based upon his or her performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of an external survey of executive compensation by a peer group of comparably sized banks, a number of which are located in the southeastern United States. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive, the executive’s salary, our performance and our salary budget. Our base salaries are generally within the range of comparable average salaries in the peer group.

     Annual Incentive Compensation. We believe that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. Our executives are eligible to participate in the Home Office Incentive Plan, which is based upon BancorpSouth achieving targeted levels of average deposits and return on average equity approved by the Executive Compensation and Stock Incentive Committee at the beginning of each year. The bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average equity. Employees eligible to receive bonuses will receive bonuses based on the results achieved.

     In 2003, the Executive Compensation and Stock Incentive Committee assigned to each executive’s position a target bonus award opportunity that ranged from 10% of base salary for department/division managers to 100% of base salary for the Chief Executive Officer. The actual award may be greater or less than a target award depending upon our actual performance relative to goals. No employee may receive a bonus greater than 200% of that employee’s target award. No bonus will be awarded under this plan unless BancorpSouth achieves a threshold level of average deposits and return on average equity during the year. In 2003, each eligible employee was entitled to 108% of the employee’s target bonus, based on our average deposits and return on average equity during 2003.

     Under the Executive Incentive Plan, participants in the Executive Incentive Plan will receive their annual cash bonus only under the Executive Incentive Plan and in lieu of any bonus payments under the Home Office Incentive Plan. Executive officers who are “covered employees” and whose projected taxable compensation for a year may be greater than $1 million are eligible to be selected by the Executive Compensation and Stock Incentive Committee to participate in the Executive Incentive Plan. No later than 90 days after the beginning of the year, the Executive Compensation and Stock Incentive Committee specifies in writing the target amount of cash bonus compensation payable to each participant, the maximum amount of cash bonus compensation payable to each participant, the performance goals upon which each participant’s cash bonus is conditioned and the formula to determine the amount payable to each participant based on the achievement of the specified goals. The amount of the cash bonus may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Incentive Plan in a year is $4 million. In 2003, each eligible participant was entitled to 108% of the participant’s target bonus, based on our average deposits and return on average equity during 2003.

     As soon as possible after the end of each year, the Executive Compensation and Stock Incentive Committee certifies in writing for each participant whether the performance goals for that year and any other material conditions have been met. If these goals and conditions have been met, the Executive Compensation and Stock Incentive Committee may award the participant the cash incentive bonus. The Executive Compensation and Stock Incentive Committee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Incentive Plan. Any incentive bonuses will be paid in cash as soon as practicable following the end of the fiscal year, or earlier upon a change in control, as described in the Executive Incentive Plan.

     Long-Term Incentive Compensation. The Board of Directors believes that the availability of options under our 1994 Stock Incentive Plan gives executives a long-term stake in BancorpSouth by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the 1994 Stock Incentive Plan are made by the Executive Compensation and Stock Incentive Committee consisting of three non-employee directors. Awards are made under these plans to executives who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, we consider the available number of shares under our option plan, but have no fixed formula for determining the total number of options to be granted, nor do we consider the number of options granted by our peer group of banks.

     In selecting the recipients of options and the number of options granted, the Executive Compensation and Stock Incentive Committee considers (i) the present scope of responsibility of the executive, (ii) the degree to which the units influenced by that executive contribute to our profits, (iii) the degree to which asset quality and other risk decisions are influenced by that executive’s direction and (iv) the long-term management potential of the executive. The committee does not weigh any one factor more heavily than any other factor. The number of options currently held is also considered by the committee. Generally, options awarded become exercisable in three equal annual installments, beginning one year after the date of grant. Because the exercise price of options under the 1994 Stock Incentive Plan is the fair market value on the date of grant, executives will realize a gain through the award of stock options if the value of the common stock increases over the period that options become exercisable.

     We have included the grant of restricted shares of common stock as a component of our compensation strategy. In 1998, we entered into the 1998 Stock Bonus Agreement with Mr. Patterson, which was amended on January 30, 2000 and January 31, 2001. Pursuant to the 1998 Stock Bonus Agreement, we have awarded Mr. Patterson a total of 126,000 shares of common stock, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and 14,000 shares on April 1 in each of 2000 through 2007 if we achieve certain performance criteria for the preceding year. In 2000, we entered into the 2000 Stock Bonus Agreement with Mr. Kelley, pursuant to which we awarded Mr. Kelley 100,000 shares of common stock, with 20,000 of such shares subject to release from escrow on August 31 in each of 2001 through 2005 if we achieve certain performance criteria for the preceding year.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to an executive officer named in the Summary Compensation Table in this Proxy Statement. However, compensation that is paid under a “performance-based” plan, as defined in Section 162(m), is fully deductible without regard to the general Section 162(m) limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limitation on deductibility in determining and administering our compensation policies and plans.

     The Executive Compensation and Stock Incentive Committee intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that BancorpSouth may fully deduct compensation paid under these plans. We have certain other executive compensation arrangements that may cause a portion of that compensation to exceed the Section 162(m) limitation and, therefore, prevent us from deducting that excess portion for 2003 and subsequent years. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to BancorpSouth and its shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.

Compensation of the Chief Executive Officer in 2003

     In establishing the compensation for Mr. Patterson, our Chairman of the Board and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all our executives. In addition, the Executive Compensation and Stock Incentive Committee reviewed a report prepared by an outside compensation consultant, which included information regarding the published compensation of chief executive officers of other bank holding companies whose average assets are approximately equal to our assets, giving due regard to differences in size, performance, growth, profitability and demographics. Mr. Patterson’s salary for 2003 was established at the beginning of the year and represented a 5.0% increase over his salary for 2002. In 2003, as Chief Executive Officer, Mr. Patterson was eligible to earn a target bonus award of 100% of his base salary under the Executive Incentive Plan. Based on our performance, Mr. Patterson’s 2003 bonus of $640,701 represented 108% of his target award, the same percentage as all of our other executive officers entitled to bonuses.

     The long-term component of Mr. Patterson’s compensation for 2003 was provided through the grant in November 2003 of options to purchase 75,000 shares of common stock and the release from escrow on April 1, 2003 of 14,000 shares of common stock under the 1998 Stock Bonus Agreement (which is described above).

Executive Compensation and Stock Incentive Committee:

Travis E. Staub (Chairman)
W. G. Holliman, Jr.
Turner O. Lashlee

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange, and held 15 meetings in 2003. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent auditors. During 2003, the Audit Committee held discussions with the internal and independent auditors, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.

     The role and responsibilities of the Audit Committee are set forth in a revised Charter, a copy of which is attached to this Proxy Statement as Appendix B and is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.” In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2003 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2003 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its 2003 Quarterly Reports on Form 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (“ISB No. 1”), and discussed with KPMG LLP their independence.

•	Based on the Audit Committee’s review of BancorpSouth’s audited financial statements for the year ended December 31, 2003 and the written disclosures and letter from KPMG LLP as required by ISB No. 1 and its discussions with management and KPMG LLP as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that our audited consolidated financial statements for the year ended December 31, 2003 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee:

Larry G. Kirk (Chairman)
Guy W. Mitchell, III
R. Madison Murphy

AUDIT COMMITTEE FINANCIAL EXPERTS

     The Board of Directors has determined that each of Larry G. Kirk and R. Madison Murphy, who serve on the Audit Committee, is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Exchange Act, and that each of Messrs. Kirk and Murphy is independent under the listing standards of the NYSE.

COMPARATIVE PERFORMANCE GRAPH

     The SEC requires us to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the common stock with (i) the performance of a broad equity market indicator and (ii) the performance of a published industry index or peer group. Set forth below is a line graph prepared by SNL Securities L.C. comparing the yearly percentage change in the cumulative total shareholder return on the common stock against the cumulative total return of the S&P 500 Index and the SNL Southeast Bank Index for a period of five years. The SNL Southeast Bank Index is prepared by SNL Securities L.C. and consists of 136 publicly-traded banks and bank holding companies located in the southeastern United States as of December 31, 2003.

Comparison of Five Year-Cumulative Total Returns

	As of December 31,
Total Returns Index for:	1998	1999	2000	2001	2002	2003
BancorpSouth, Inc.	100.00	93.00	72.07	101.92	122.88	154.84
S&P 500	100.00	121.11	110.34	97.32	75.75	97.51
SNL Southeast Bank Index	100.00	78.69	79.01	98.44	108.74	136.55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BancorpSouth Bank, BancorpSouth’s wholly-owned subsidiary, has had, and expects to have in the future, banking transactions in the ordinary course of business with our officers and directors and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit BancorpSouth from making personal loans to its directors and executive officers, it permits BancorpSouth Bank and certain of BancorpSouth’s other subsidiaries to make loans to BancorpSouth’s directors and executive officers so long as these loans are on non-preferential terms. During the year ended December 31, 2003, the maximum aggregate amount of extensions of credit outstanding to our directors and executive officers and their associates was $36,345,503 (4.18% of our equity capital as of December 31, 2003). As of January 31, 2004, the aggregate amount of extensions of credit to these persons was $32,900,847.

     BancorpSouth Bank makes available to all of its employees individual loans based upon credit-worthiness. Loans were made to employees during 2003 at interest rates ranging from 4.25% to 6.00% per annum, with the interest rate determined primarily according to the term of the loan. All loans to employees are generally made at the prevailing interest rate.

     Forman, Perry, Watkins, Krutz & Tardy, PLLC, a law firm of which Alan W. Perry, one of our directors, is a member, was paid $297,790 for certain legal services rendered on our behalf during 2003, and may provide additional legal services to us in the future.

     Lashlee-Rich, Inc., of which Turner O. Lashlee, one of our directors, is the Chairman of the Board, was paid an aggregate of approximately $375,189 by BancorpSouth Bank during 2003 for various construction projects for BancorpSouth Bank.

     During 2003, Laura Staub Young, a daughter of director Travis E. Staub, was employed by BancorpSouth Bank as First Vice President, Student Loan Manager. Clayton H. Patterson, a son of our Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Vice President in 2003. Also, James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2003. During 2003, each of Ms. Young, Mr. Patterson and Mr. Martin was paid an aggregate amount of salary and bonus less than $100,000 and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

GENERAL INFORMATION

Counting of Votes

     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require a majority of the shares represented at the meeting and entitled to vote.

     Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If your broker or other nominee is a NASD or NYSE member organization, your broker or other nominee will not have authority to vote your shares on “Proposal 2: Approval of Director Stock Plan” unless you provide specific voting instructions to your broker or other nominee.

Miscellaneous

     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

     Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

     A copy of our Annual Report to Shareholders for the year ended December 31, 2003 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

Certain Matters Relating to Proxy Materials and Annual Reports

     The rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-568-3476 or send a written request to:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-568-3476 or sending a written request to the address above.

BANCORPSOUTH, INC.

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

March 26, 2004

Appendix A

BANCORPSOUTH, INC.
DIRECTOR STOCK PLAN,

As Amended and Restated

     WHEREAS, BancorpSouth, Inc. (the “Company”) established the BancorpSouth, Inc. Director Stock Plan (the “Plan”) effective February 14, 1998 to provide for payment of all or a portion of a director’s compensation in the form of common stock of the Company;

     WHEREAS, the New York Stock Exchange (the “NYSE”) recently adopted rules that impose additional requirements on certain equity compensation plans; and

     WHEREAS, in order to comply with the new NYSE rules, the Company desires to amend and restate the Plan to (i) fix the number of shares of Company stock that may be issued under the Plan, and (ii) limit the term of the Plan to no more than ten years from the date of shareholder approval;

     NOW, THEREFORE, the Company hereby amends and restates the Plan as of January 28, 2004, effective as of the approval at the 2004 annual meeting of shareholders on April 28, 2004, as follows:

     1. Purpose of Plan. The Company and BancorpSouth Bank, a wholly-owned subsidiary of the Company (the “Bank”), established the Deferred Directors’ Fee Unfunded Plan of BancorpSouth, Inc. (the “Fee Deferral Plan”) on November 25, 1980, and amended and restated the Fee Deferral Plan effective July 1, 1994, through which a director of the Company or the Bank may elect to defer the receipt of cash compensation payable as consideration for service as a director. The Company has established this Plan to provide for payment of a director’s compensation in the form of common stock, $2.50 par value per share (“Common Stock”), of the Company, in order to more closely align the interests of the directors with those of the shareholders of the Company. However, directors may elect to receive up to 50% of their director compensation in cash pursuant to Paragraph 4.

     2. Participation. Each member of the board of directors of the Company (the “Company Board”) who is not also an officer or employee of the Company (each such person, a “Company Director”), and each member of the board of directors of the Bank (the “Bank Board”) who is not also an officer or employee of the Bank (each such person, a “Bank Director”), shall be eligible to participate in the Plan during the period in which they serve in such position (collectively, a “Director”).

     3. Automatic Grant. All fees payable to Company Directors and Bank Directors shall be paid pursuant to the terms of this Paragraph; provided, however, the receipt of any cash amounts elected hereunder may be deferred at the election of the Directors pursuant to the terms of the Fee Deferral Plan, as provided in Paragraph 4.

     (a) During the term of this Plan, 50% of the Company Director Fee and the Bank Director Fee (each as defined below) payable from time to time to each Company Director and Bank Director for attendance at a meeting of the Company Board, the Bank Board, and committees thereof, shall be payable in shares of Common Stock as determined by reference to the price of the Common Stock on the New York Stock Exchange (or the exchange on which the Common Stock is generally traded at that time) with respect to the period for which the price of the Common Stock is being determined.

     (b) For purposes of this Plan, “Company Director Fee” means the amount of director fees determined by the Company Board or the Nominating Committee, as appropriate, to be payable to each Company Director for attendance at a meeting of the Company Board and committee thereof. For purposes of this Plan, “Bank Director Fee” means the amount of director fees determined by the Bank or the Nominating Committee, as appropriate, to be payable to each Bank Director for attendance at a meeting of the Bank Board and committee thereof.

     4. Stock or Cash Election. The remainder of the Company Director Fee and the Bank Director Fee that is not paid pursuant to Paragraph 3 shall be paid in the form of Common Stock in the same manner described in Paragraph 3 or, if elected by the Director, in the form of cash.

     (a) With respect to the portion of the Company Director Fee and the Bank Director Fee that the Director elects to receive in the form of cash, the Director may elect to defer the receipt of such payment pursuant to the terms of the Fee Deferral Plan.

     (b) If a Director does not execute a written election to receive payment of the Company Director Fee and/or the Bank Director Fee in cash and in the manner specified by the Company, the Director will receive full payment of the same in the form of Common Stock.

     5. Share Accounting and Stock Issuance. Shares of Common Stock that are payable pursuant to Paragraphs 3 and 4 shall be issued subject to the terms and conditions of the Plan through the Company’s transfer agent in the name of the applicable Company Director or Bank Director after the date of each respective meeting in accordance with the administrative scheme that the Company shall establish for issuance of shares. Pending such issuance, shares earned hereunder shall be credited to a bookkeeping account (“Account”) that is maintained by the Company (or its agents). At the time of issuance, whole shares of Common Stock will be delivered to Company Director or Bank Director and subtracted from the Account. Any fractional shares remaining in the Account shall be accumulated with future Account credits. The fair market value of any fractional shares remaining in the Account at the time a person is no longer a Company Director or Bank Director shall be paid in cash as determined by reference to the price of the Common Stock on the New York Stock Exchange (or the exchange on which the Common Stock is generally traded at that time) on the date for which fair market value is being determined.

     6. Source of Stock. Shares of Common Stock issued under the Plan may be authorized and unissued shares, including those acquired in the open market or otherwise pursuant to a common stock repurchase program of the Company.

     7. Maximum Number of Shares. The maximum aggregate number of shares of Common Stock that may be issued pursuant to this Plan is 500,000 shares. This maximum number of shares of Common Stock shall be adjusted in accordance with (a) the Company effecting one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events, (b) the Company engaging in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; or (c) the Company otherwise reclassifying the total number of shares outstanding such that there are a greater or smaller number of shares outstanding. Such an adjustment will be effectuated in the sole and absolute discretion of the Board of Directors of the Company.

     8. Administration of the Plan. This Plan shall be administered by the Executive Compensation and Stock Incentive Committee of the Company’s Board of Directors, or in the absence of appointment of such committee, by the Company’s Board of Directors.

     9. Securities Laws Matters. The shares of Common Stock to be issued under this Plan may, or may not, be in the sole discretion of the Company, registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or the securities act of any state. If such shares have not been so registered, no disposition of the shares may be made in the absence of an effective registration statement under the Act and compliance with applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that such disposition is in compliance with the Act and applicable state securities laws. The Company’s obligation to deliver shares of Common Stock under the Plan shall be at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale or delivery of such stock and compliance with applicable state and federal securities laws.

     In order to comply with the requirements for an exemption under Rule 16b-3, promulgated under the Securities and Exchange Act of 1934, the Common Stock obtained under this Plan may not be disposed of for a period of six months after it is transferred to a Director pursuant to the terms of this Plan. Furthermore, all dispositions of Common Stock acquired hereunder shall be subject to the restrictions set forth in the Company’s insider trading policy as it is adopted from time to time.

     10. Effective Date and Term of the Plan. The Plan was previously adopted by the Company Board effective February 14, 1998. The Plan is hereby amended and restated as of January 28, 2004; however, the Plan, as amended and restated, will only become effective if approved by the Company’s shareholders, as required by law, at the 2004 annual meeting of shareholders on April 28, 2004. This Plan shall continue until April 27, 2014, unless it is terminated earlier by the Company Board. The Company Board may amend or terminate this Plan at any time; provided, however, that any such amendment or termination shall not affect the rights of a Company Director or Bank Director with respect to Common Stock theretofore payable under the Plan.

     11. Miscellaneous. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. This Plan shall be construed in accordance with the laws of the State of Mississippi, without regard to the principles of conflicts of law thereof, to the extent federal law does not supersede and preempt such law.

     In witness whereof, the undersigned has executed this amended and restated Plan pursuant to authorization of the Board of Directors of the Company on this 28th day of January, 2004.

BancorpSouth, Inc.

By:	/s/ Aubrey B. Patterson

Aubrey B. Patterson
Chairman and Chief Executive Officer

Appendix B

BANCORPSOUTH, INC.

AMENDED AND RESTATED CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Audit Committee Purpose

     The Audit Committee (the “Committee”) is appointed by the BancorpSouth, Inc. (the “Company”) Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

A.	Monitor the integrity of (i) the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the Company’s financial reporting process and systems of internal controls.

B.	Monitor the work of the Audit/Loan Review Committee of BancorpSouth Bank (the “Bank”) and review that Committee’s compliance with its Charter.

C.	Evaluate the independence and qualifications of the Company’s independent auditors and the performance of the Company’s independent auditors and Internal Auditing Department.

D.	Provide an avenue of communication among the independent auditors, management, the Internal Audit Department, the subsidiaries of the Company (including the Bank), and the Board of Directors.

E.	Select, engage, oversee, evaluate and determine the compensation of the Company’s independent auditors.

F.	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.

G.	Carry out the other duties and responsibilities enumerated in Article V of this Charter.

     The Committee’s job is one of oversight, while the Company’s management is responsible for preparing the Company’s financial statements and the Company’s independent auditors are responsible for auditing those financial statements. Additionally, management, including the Company’s accounting and financial reporting and controls staff, as well as the Company’s independent auditors, have more time, knowledge and more detailed information with respect to the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

II.	Authority of Audit Committee

     The Committee has the authority to conduct any investigation that it deems appropriate to fulfilling its responsibilities contained in this Charter. It has the right and authority to communicate directly with the Company’s independent auditors, as well as with anyone associated with the Company or any subsidiary thereof. The Committee has the authority to engage and retain, at the Company’s expense, special or independent legal, accounting, or other advisors, consultants or experts that it deems necessary for the performance of its duties, without seeking prior approval of the Board or management.

III.	Audit Committee Composition

A.	The Committee shall be comprised of no less than three Company directors, the exact number to be determined by the Board. The members of the Committee shall be selected and removed by the Board. Upon recommendation by the Nominating Committee in consultation with the Chief Executive Officer of the Company as outlined in the Nominating Committee Charter, the membership of the Audit Committee and the Chairman of the Audit Committee shall be presented to the Board of Directors of the Company for approval at the annual meeting of the Board, or at any duly called meeting of the Board to address any vacancies. No member of the Committee may serve on more than three public company audit committees, including the Company.

B.	Committee members shall meet the requirements of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Each Committee member shall meet the independence requirements of the SEC and the NYSE and other applicable law, as from time to time in effect. The Board shall determine the independence of each member in its business judgment.

C.	Each member of the Committee must be financially literate, as such qualification is interpreted by the Board from time to time in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

D.	At least one member of the Committee must be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K promulgated by the SEC pursuant to Section 407(a) of the Sarbanes-Oxley Act of 2002, as the Board interprets such qualification in its business judgment.

Pursuant to Item 401(h) of Regulation S-K, an “audit committee financial expert” means a person who has the following attributes:

(i)	An understanding of generally accepted accounting principles and financial statements;

(ii)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv)	An understanding of internal controls and procedures for financial reporting; and

(v)	An understanding of audit committee functions.

Such person shall have acquired such attributes through:

(i)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	Other relevant experience.

The designation or identification of a person as an audit committee financial expert shall not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification. The designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Committee or Board. The Board shall determine the person designated an audit committee financial expert to have accounting or related financial management expertise, as required pursuant to Section 303A of the NYSE Listed Company Manual.

IV.	Conduct of Meetings

A.	The Committee shall meet as frequently as circumstances dictate, but shall meet at least quarterly. Meetings of the Committee may be called by the Chairman of the Committee or two or more members of the Committee. Normally, the Committee will meet jointly with the Bank’s Audit/Loan Review Committee, unless the Committee otherwise determines. In cases of such joint meetings, the Chairman of this Committee shall preside. The Committee may set its own rules of procedure and may delegate authority to subcommittees of its members.

B.	An agenda shall be prepared by the General Auditor in consultation with the Committee Chairman and distributed to members of the Committee in advance of each regularly scheduled meeting.

C.	The Committee periodically shall meet privately in separate executive session with management, the General Auditor and the senior executive of the Audit/Loan Review Division, and the independent auditors to discuss any matters that the Committee or any of these persons believe should be discussed privately. The Committee shall confer with the Company’s independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements. In addition, the Committee, or the Chair on behalf of the Committee, prior to the filing with the SEC of the Company’s Annual Report on Form 10-K, shall discuss certain matters with management and/or the independent auditors to the extent required by American Institute of Certified Public Accountants (“AICPA”) Statements on Auditing Standards No. 61 (“SAS 61”), as well as the results of the audit of the financial statements included in such Annual Report. If the Chair performs that function, the Chair shall report such matters to the full Committee at the next meeting.

V.	Functions of the Audit Committee

     While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee must review: (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (4) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

     To fulfill its responsibilities and duties, the Committee will perform the following functions.

Preparation and Review of Filings, Reports and Documents

A.	The Committee shall discuss the Company’s annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution. Prior to filing of each of the Company’s Annual Reports on Form 10-K with the SEC, the Committee shall advise the Board of Directors as to whether the Committee recommends that the Company’s audited annual financial statements be included in such Annual Report on Form 10-K.

B.	On an annual basis, the Committee shall review and discuss with the independent auditors their audit plan, including scope, staffing, reliance upon management and internal audit, and general audit approach. The Committee shall discuss the results of the audit with the independent auditors, as well as any matters required to be communicated to audit committees in accordance with AICPA SAS 61. The Committee shall consider and evaluate the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and report any significant matters relating thereto to the Board. The Committee shall consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management. The Committee shall review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response to encountered problems or difficulties. The Committee shall also review with the independent auditor any significant disagreements with management. The Committee may consider reviewing with the auditor any accounting adjustments that were noted or proposed by the independent auditor but were not approved; any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company. The review shall also include discussion of the responsibilities, budget and staffing of the Company’s Internal Audit Department.

C.	With respect to quarterly financial results, the Committee shall discuss with the independent auditors: (1) any significant changes to the Company’s accounting principles, (2) any significant disagreements between management and the independent auditors in connection with the preparation of the interim quarterly financial statements, and (3) any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion. In addition, the Committee shall review and discuss with management and the independent auditors the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If the Chair performs these functions, the Chair shall report such matters to the full Committee at the next meeting.

D.	The Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

E.	Annually, the Committee shall prepare, in conjunction with the Company’s legal counsel, a report of the Committee for inclusion in the Company’s annual proxy statement as required by the SEC. This report shall include the Committee’s activities relating to review and discussion of the audited financial statements with management, discussions with the independent auditors concerning any matters required by SAS 61, receipt from the independent auditors of the written disclosures and letter regarding the auditors’ independence as required by Independence Standards Board Statement No. 1 and discussions with the independent auditors about the auditors’ independence; and based on the review and discussions noted above, whether the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC. In addition, the Committee shall cooperate with management, the Board and the Company’s legal counsel to ensure that a written filing is made with the NYSE with the required affirmations.

F.	The Committee shall cooperate with management, the Board and the Company’s legal counsel to ensure that the Company discloses in its proxy statement for its annual meeting of shareholders whether the Committee members are independent as discussed in Article III of this Charter, and disclose certain information regarding any member of the Committee who is not independent.

G.	The Committee shall also cooperate with management, the Board and the Company’s legal counsel to ensure that this Charter is filed with the SEC at least every three years as an appendix to the Company’s proxy statement for its annual meeting of shareholders in accordance with SEC rules and regulations.

Independent Auditors

H.	The Committee shall annually select the Company’s independent auditors, and approve any proposed dismissal of the independent auditors when circumstances warrant. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, or to nominate the auditors to be submitted for shareholder approval. The Committee also shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The independent auditors shall report directly to the Committee. The Committee shall determine and approve the fees and other compensation to be paid to the independent auditors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

I.	The Committee shall, at least annually, receive and review a report by the independent auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (to assess the audit firm’s independence) all relationships between the independent auditor and the Company.

J.	After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee will be in a position to evaluate the auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee should take into account the opinions of management and the Company’s Internal Audit Department. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee should present its conclusions with respect to the independent auditor to the full Board.

K.	Employees and former employees of the independent auditors who are or were members of the Company’s audit engagement team may not be hired until after the required “cooling off period” (as described in Rule 2-01 of Regulation S-X promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

Financial Reporting Process

L.	The Committee, in consultation with management, the independent auditors, and the Internal Audit Department, shall consider the integrity of the Company’s financial reporting processes and controls, both internal and external. The Committee shall also periodically review and discuss with management and the independent auditors the Company’s internal controls regarding finance, accounting and legal compliance. In addition, it shall discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee shall review significant findings prepared by the independent auditors and Internal Audit Department, together with management’s responses. In addition, the Committee shall meet periodically with the Risk Management Committee of the Bank and shall discuss guidelines and policies with respect to risk assessment and risk management activities of the Company and the Bank.

M.	The Committee shall receive reports from the Bank’s Audit/Loan Review Committee as to the functions of that Committee and conduct quarterly meetings with that Committee.

N.	In conjunction with the Audit/Loan Review Committee of the Bank, the Committee shall review the budget, plan, activities, organizational structure and qualifications of the Internal Audit Department.

O.	The Committee shall review significant reports relating to the Company prepared by the Internal Audit Department, together with management’s response, along with such reports relating to the Bank as the Audit/Loan Review Committee of the Bank deems of a sufficient significance to refer to this Committee.

P.	In conjunction with the Audit/Loan Review Committee of the Bank, the Committee shall review the Internal Audit Department’s risk assessment process.

Q.	The Committee shall review the appointment, performance, compensation and replacement of the senior executives of the Internal Audit Department; provided, however, that the compensation of the senior executives of the Internal Audit Department shall be determined by the Executive Compensation and Stock Incentive Committee of the Board of Directors.

Other Responsibilities

R.	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

S.	The Committee shall conduct its activities in accordance with the policies and principles set forth in the Company’s Corporate Governance Principles. The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

T.	The Committee shall perform any other activities consistent with this Charter, the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws and governing law, as the Committee or the Board deems necessary or appropriate. The Committee shall also have any and all additional authority to conduct such other actions or responsibilities delegated to it by the Board of Directors.

U.	The Committee shall maintain minutes of meetings of the Committee and regularly report to the Board of Directors on significant results of the foregoing activities, including with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the Internal Audit Department.

VI.	Funding

     The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

A.	Compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company;

B.	Compensation to any independent counsel and other advisors engaged by the Committee, as it determines necessary to carry out its duties; and

C.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VII.	Annual Performance Evaluation

     The Committee will conduct an annual self-evaluation to determine whether it is functioning effectively. The Committee will receive comments from all directors and report annually to the Board with an assessment of its performance. This assessment will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Committee’s contribution to the Company and specifically focus on areas in which the Board or senior management believes the Committee could improve. In addition, the Committee shall receive and review an annual report from the General Auditor which assesses compliance with this charter and shall provide a summary report to the Board as to such compliance.

     This Amended and Restated Charter was recommended by the Audit Committee on March 10, 2004 and adopted by the Board of Directors on March 18, 2004.

Appendix C

BANCORPSOUTH, INC.

DIRECTOR INDEPENDENCE STANDARDS

     The Board of Directors of BancorpSouth, Inc., through its Nominating Committee, on an annual basis, reviews the independence of all directors, affirmatively makes a determination as to the independence of each director and discloses those determinations. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board will broadly consider all relevant facts and circumstances when making independence determinations. To assist the Board in determining whether a director is independent, the Board of Directors shall consider the standards set forth below. In addition to the independence determinations referenced above, BancorpSouth may also have to disclose other relationships pursuant to Securities and Exchange Commission and/or New York Stock Exchange rules and regulations.

Employment. A director will not be considered independent if, within the preceding three years:

•	the director was employed by BancorpSouth; provided, however, that employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment;

•	an immediate family member of the director was employed by BancorpSouth as an executive officer;

•	the director was affiliated with or employed by BancorpSouth’s present or former internal or external auditor; provided, however, that a director affiliated with or employed by BancorpSouth’s former internal or external auditor may be considered independent if the auditing relationship ended more than three years ago;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by BancorpSouth’s present or former internal or external auditor; provided, however, that an immediate family member of the director affiliated with or employed by BancorpSouth’s former internal or external auditor may be considered independent if the auditing relationship ended more than three years ago;

•	the director was employed as an executive officer of another company at the time when a BancorpSouth executive officer served on that company’s compensation committee; or

•	an immediate family member of the director was employed as an executive officer of another company at the time when a BancorpSouth executive officer served on that company’s compensation committee.

Compensation. A director will not be considered independent if, within the preceding three years, the director, or his or her immediate family member, receives more than $100,000 per year in direct compensation from BancorpSouth, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of BancorpSouth will not be considered in determining independence under this test.

Audit Committee members will not be considered independent if he or she, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, (i) accepts directly or indirectly any consulting, advisory or other compensatory fee from BancorpSouth or any of its subsidiaries or (ii) is an affiliated person of BancorpSouth or any of its subsidiaries. For purposes of this paragraph, compensatory fees do not include, however, the receipt of fixed amounts of compensation under a retirement plan (including deferred

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compensation) for prior service with BancorpSouth; provided that such compensation is not contingent in any way on continued service. An Audit Committee member that sits on the Board of Directors of BancorpSouth and one of its subsidiaries may be considered independent, even though he or she would be deemed to be an affiliate of a subsidiary of BancorpSouth, if he or she, except for being a director on each such Board of Directors, otherwise meets the independence requirements set forth above in this paragraph for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the Board of Directors, Audit Committee or any other Board Committee of each such entity.

Customer Relationships. A director will not fail to be considered independent solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, cash management and similar services) between BancorpSouth and its subsidiaries, on the one hand, and the director or a company in which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:

•	such relationships are in the ordinary course of business of BancorpSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•	with respect to extensions of credit by BancorpSouth or its subsidiaries to such director, company or its subsidiaries:

•	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

•	no event of default has occurred under the extension of credit.

Business Relationships. A director will not be considered independent if, within the preceding three years, the director is an executive officer or an employee, or any immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, BancorpSouth for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. Charitable organizations are not considered “companies” for purposes of these standards; provided, however, that a director will not be considered independent if the Board determines that a director has had a material relationship with BancorpSouth within the preceding three years due to charitable contributions made by BancorpSouth to a charitable organization in which a director serves as an executive officer.

Definitions. For purposes of these independence standards, “immediate family members” of a director include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. The Board of Directors of BancorpSouth need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

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               Dear BancorpSouth Shareholder:

          Here is your opportunity to invest in additional shares of BancorpSouth, Inc. common stock with all brokerage commissions and service fees paid for you through our Dividend Reinvestment Plan. The main features of the plan are:

•	You may elect to reinvest your cash dividends in shares of BancorpSouth, Inc. common stock;

•	You may purchase additional shares of BancorpSouth, Inc. common stock by making cash payments of $25.00 to $5,000.00 quarterly;

•	The service is free of cost to you, and we pay all brokerage commissions and service fees;

•	Record keeping is simplified, and your stock is held for you in safekeeping until you request a certificate;

•	Participation is entirely voluntary and may be terminated at any time; and

•	Your quarterly dividend and/or cash payment will be fully invested in whole and fractional shares on which any future dividends will be credited.

          If you have any questions about this plan or if you would like to receive a prospectus which describes the plan and the enrollment procedures in detail, please contact SunTrust Bank, Stock Transfer Department, P.O. Box 4625, Atlanta, GA 30302-4625, or call toll-free 1-800-568-3476.

 Sincerely,

/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board
and Chief Executive Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BANCORPSOUTH, INC.
Proxy for Annual Meeting of Shareholders

               The undersigned hereby appoints Hassell H. Franklin, Robert C. Nolan and Travis E. Staub, or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of BancorpSouth, Inc. common stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, on Wednesday, April 28, 2004, at 9:30 a.m. (Central Time), and at any adjournment thereof.

               This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR the election as directors of the nominees named on the back of this card, (2) FOR the approval of the BancorpSouth, Inc. Director Stock Plan, as amended and restated, (3) FOR the ratification of the appointment of KPMG LLP as the auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2004, and (4) in accordance with the recommendation of the Board of Directors on any other matter that may properly come before the annual meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed on the other side.)

ñ	DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE	ñ

               To vote by Internet, you need to access the website www.votefast.com and enter the eleven-digit control number found on this proxy card. The website will then guide you through the voting process.

               To vote by telephone, you need to call 1-800-542-1160 and enter the eleven-digit control number found on this proxy card. If you wish to vote “FOR” all proposals as the Board of Directors recommends, press “1” when prompted. If you wish to vote on each proposal separately, press “0” when prompted. When voting on Proposal 1, which relates to the election of directors, press “1” to vote “FOR” all nominees, press “9” to “WITHHOLD” your vote for all nominees and press “0” to “WITHHOLD” your vote for individual nominees. If you withhold your vote for an individual nominee, you will be prompted for the two-digit number located next to the nominee’s name on the proxy card. For all other proposals, press “1” to vote “FOR” the proposal, press “9” to vote “AGAINST” the proposal or press “0” to “ABSTAIN” from voting on the proposal.